UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 23, 2014

City National Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-10521	95-2568550
(Commission File Number)	(IRS Employer Identification No.)

City National Plaza
555 S. Flower Street, Los Angeles, California	90071
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (213) 673-7700

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 5.02                                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2014, Mr. Clifford Gilbert-Lurie was elected to the Board of Directors (the “Board”) of City National Corporation (the “Corporation”) and to the board of directors of its subsidiary, City National Bank, effective June 18, 2014.  A copy of the press release announcing Mr. Gilbert-Lurie’s election is attached hereto as Exhibit 99.1 and incorporated herein by reference.  Mr. Gilbert-Lurie has been appointed to serve as a member of the Wealth Management & Fiduciary Committee of the Board, effective June 18, 2014.

Mr. Gilbert-Lurie will be eligible to participate in the non-employee director compensation arrangements generally available to all non-employee members of the Board.  The annual compensation for non-employee directors, as currently in effect, includes the following:  (i) an annual cash retainer of $25,000 paid on the date of the annual stockholders meeting, which may be deferred in whole or in part to one or more investment options, including the City National Corporation stock fund (“CNC Stock Fund”); (ii) an annual cash award of $35,000 paid on the date of the annual stockholders meeting and automatically deferred into the CNC Stock Fund; (iii) a cash payment of $2,500 for attendance at each meeting of the Board; and (iv) a cash payment of $2,000 for attendance at each meeting of any committee of the Board to which he is appointed.

On April 23, 2014, the Board appointed Peter Thomas as Lead Independent Director of the Board.

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On April 23, 2014, the Corporation held its annual meeting of stockholders.  The Corporation’s stockholders approved each of the three proposals detailed in the Corporation’s 2014 Proxy Statement.

Proposal 1

Ten nominees to the Board were elected by a majority of votes cast for a term of one year or until their successors are duly elected and qualified.  The voting results are as follows:

Name	For	Against	Abstain	Broker Non-Vote
Russell Goldsmith	47,889,355	754,626	19,925	3,320,319
Bram Goldsmith	46,381,898	2,256,164	25,844	3,320,319
Mohamad Ali	48,517,595	98,777	47,534	3,320,319
Richard L. Bloch	45,639,212	3,004,878	19,816	3,320,319
Kenneth L. Coleman	47,542,439	1,098,914	22,553	3,320,319
Ashok Israni	48,527,948	93,508	42,450	3,320,319
Bruce Rosenblum	47,616,695	1,025,510	21,701	3,320,319
Peter M. Thomas	48,352,877	289,440	21,589	3,320,319
Robert H. Tuttle	28,104,579	20,510,810	48,517	3,320,319
Christopher Warmuth	46,393,640	2,251,859	18,407	3,320,319

Proposal 2

The stockholders ratified the selection of KPMG LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2014.  The voting results are as follows:

For	Against	Abstain	Broker Non-Vote
51,659,700	280,597	43,910	—

Proposal 3

The advisory vote on executive compensation received the vote of the majority of shares represented and entitled to vote at the meeting.  The voting results are as follows:

For	Against	Abstain	Broker Non-Vote
42,351,027	6,234,041	78,838	3,320,319

Items 9.01                                      Exhibits.

(d)                                                         Exhibits.

Exhibt 99.1  Press release dated April 29, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY NATIONAL CORPORATION

April 29, 2014	/s/ Michael B. Cahill
Michael B. Cahill
Executive Vice President, General Counsel
and Corporate Secretary